UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 12, 2025

MONOLITHIC POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

5808 Lake Washington Blvd. NE, Kirkland, Washington (Address of principal executive offices)	98033 (Zip Code)

(425) 296-9956
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MPWR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amended and Restated Certificate of Incorporation

On June 12, 2025, Monolithic Power Systems, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). As described under Item 5.07 below, the Company’s stockholders approved the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Amended Charter”) to provide for a phased-in elimination of the classified Board of Directors (the “Board”) structure. The Amended Charter became effective upon acceptance by the Secretary of State of the State of Delaware on June 12, 2025.

Pursuant to the Amended Charter, the classified Board structure will be eliminated over time and replaced with an annual election of directors as follows: (1) each class of directors will have one more election in which it is elected for a three-year term at the Company’s 2025, 2026 and 2027 annual meetings of stockholders; (2) at the 2028 annual meeting of stockholders, the Class III directors will be elected to a two-year term; (3) at the 2029 annual meeting of stockholders, the Class I directors will be elected to a one-year term; and (4) commencing with the 2030 annual meeting of stockholders, the classified Board will fully terminate and all directors will be elected to one-year terms at each annual meeting of stockholders. In addition, consistent with the Delaware General Corporation Law, the Amended Charter specifies that as long as the Board is classified (that is, until the election of directors at the 2030 annual meeting of stockholders), directors may be removed only for cause. Commencing with the 2030 annual meeting of stockholders, directors may be removed with or without cause.

The foregoing description of the Amended Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Charter, which is filed hereto as Exhibit 3.1, and is incorporated herein by reference.

(b)	Amended and Restated Bylaws

The Board also approved the Company’s Amended and Restated Bylaws (the “Amended Bylaws”), which became effective upon acceptance of the Amended Charter by the Secretary of State of the State of Delaware on June 12, 2025. The Amended Bylaws provide for a phased-in elimination of the classified Board structure consistent with the Amended Charter. The Amended Bylaws did not require stockholder approval.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, which is filed hereto as Exhibit 3.2, and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 12, 2025, the Company’s stockholders:

1.	Elected three Class III directors to serve for three-year terms until the Company’s annual meeting of stockholders in 2028, or until their respective successors are duly elected and qualified.
2.	Ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
3.	Approved, on an advisory basis, the 2024 compensation of the Company’s named executive officers.
4.	Approved the management proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation to declassify the Board.
5.	Approved, on an advisory basis, the stockholder proposal to give shareholders the ability to call for a special shareholder meeting.

The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, is set forth below.

1.	Election of three Class III directors:

Nominee	For	Withheld	Broker Non-Votes
Herbert Chang	38,757,555	3,470,909	1,678,646
Michael Hsing	39,994,643	2,233,821	1,678,646
Carintia Martinez	38,640,378	3,588,086	1,678,646

2.	Ratification of the appointment of the Company’s independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
43,866,728	29,021	11,361	-

3.	Approval, on an advisory basis, of the 2024 compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
40,680,719	1,415,820	131,925	1,678,646

4.	Approval of the management proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation to declassify the Board.

For	Against	Abstain	Broker Non-Votes
42,120,982	52,600	54,882	1,678,646

5.	Approval, on an advisory basis, of the stockholder proposal to give shareholders the ability to call for a special shareholder meeting.

For	Against	Abstain	Broker Non-Votes
24,592,391	17,610,520	25,553	1,678,646

Item 8.01 Other Events.

On June 13, 2025, the Company issued a press release announcing the second quarter cash dividend of $1.56 per share to all stockholders of record as of the close of business on June 30, 2025. The dividend will be paid to stockholders on July 15, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1 3.2	Amended and Restated Certificate of Incorporation of Monolithic Power Systems, Inc., dated June 12, 2025. Amended and Restated Bylaws of Monolithic Power Systems, Inc., dated June 12, 2025.
99.1 104	Press release issued on June 13, 2025. Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 16, 2025	By:	/s/ Saria Tseng
Saria Tseng
Executive Vice President, General Counsel